CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

Exhibit 10.76
A R G O S Y E N E R G Y I N T E R N A T I O N A L

“ C H A Z A “
CONTRACT FOR THE EXPLORATION AND EXPLOITATION OF HYDROCARBONS

Effective Date:

The 27th of June of 2005

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

NATIONAL HYDROCARBONS’ AGENCY
CONTRACT FOR THE EXPLORATION AND EXPLOITATION OF HYDROCARBONS

SECTOR:            CHAZA
CONTRACTOR:        ARGOSY ENERGY INTERNATIONAL
EFFECTIVE DATE:        The 27th of June of 2005

The undersigned, to wit: on the one hand, the National Hydrocarbons’ Agency, hereinafter ANH, a Special Administrative Unit attached to the Ministry of Mines and Energy, created by Decree – Law 1760 of 26 June 2003, with its main seat of business at Bogotá, D. C., represented herein by JOSE ARMANDO ZAMORA REYES, of legal age, bearer of I. D. Number 19.303.017 of Bogotá, domiciled in Bogotá, D. C., who represents that: 1. In his capacity as General Director of the ANH appears in the name and in behalf of said Agency; and 2. For the execution of this agreement it has been authorized by the ANH’S Council of Directors according to Minutes Number 33 dated on the twenty first (21st) day of April of two thousand and five (2005), and on the other hand ARGOSY ENERGY INTERNATIONAL, a company incorporated according to the laws of the United States of America with its main place of Business in Salt Lake City, Utah, with a Branch Office established in Colombia and the main place of business in Bogotá, D. C., according to Public Deed Number 5323 dated on the 25th of October of 1983 of Notary 7 of Bogotá, D. C., represented herein by VICTOR HUGO FRANCO TAMAYO, of legal age, Colombian citizen, with I. D. Number 19.474.671 of Bogotá, who represents: 1. That in his capacity as First Alternate to the Legal Representative represents the company called ARGOSY ENERGY INTERNATIONAL; 2. That he is duly authorized to enter into this contract according to the Certificate of Existence and Incumbency issued by the Chamber of Commerce of Bogotá, D. C. 3. That represents, under oath, that neither he nor the company represented by him have fallen in a cause for disqualification or incompatibility to enter into this contract; and 4. That ARGOSY ENERGY INTERNATIONAL has evidenced that it has, and undertakes to maintain, the financial capacity, the technical competence and the professional skills required to perform the activities hereunder.
The aforementioned company shall be called, hereinafter and for all purposes, THE CONTRACTOR.
The ANH and the CONTRACTOR hereby evidence that they have executed the contract contained in the following clauses:
CLAUSE 1 – DEFINITIONS
For the purposes of this contract, the following expressions shall have the meaning herein assigned.
Exhibits A, B and C are integral part hereof, and, therefore, every time the expressions subject of this clause appear in them, they will have the same meanings given herein.

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

1.1.
Abandonment: It is the plugging and abandonment of wells, the dismantling of facilities and the cleanup and environmental restoration of the areas in which Exploration, Evaluation or Exploitation operations have been made hereunder, according to the laws of Colombia.

1.2.	Year: It refers to the term of twelve (12) consecutive months according to the Gregorian Calendar, counted as of a specific date.

1.3.	Calendar Year: It is the twelve – month (12) term comprised between the first (1st) day of January and the thirty first (31st) day of December, both included, of every year.

1.4.
Contracted Area: It is the surface and its projection in the subsoil identified in Clause 3 and with the boundaries set forth in Exhibit A, in which the CONTRACTOR is authorized, by virtue of this contract, to perform the operations of Exploration, Evaluation and Exploitation of hydrocarbons hereunder.

1.5.
Evaluation Area: It is the portion of the Contracted Area in which the CONTRACTOR has made a discovery and in which it has decided to do carry an Evaluation Program out in order to determine whether or not it is commercial, pursuant to Clause 7. The area shall be comprised by a regular surface polygon, preferably of four sides, that shall comprise the sheathing of the vertical surface projection of the geological trap or structure that contains the discovery.

1.6.
Exploitation Area: It is the portion of the contracted area in which one or more commercial fields are allocated, as per the provisions of Clause 9 (Section 9.3) hereof. The area of each commercial field shall comprise the sheathing of the vertical surface of the deposit or deposits that make it up and that are defined by the Ministry of Mines and Energy as per Decree 3229 of 11 November 2003, as amended or replaced.

1.7.
Barrel: It is the unit for the measurement of Liquid Hydrocarbons consisting of forty two (42) gallons of the United States of America, corrected to standard conditions (a temperature of sixty degrees Fahrenheit (60 °F) and absolute pressure of one (1) atmosphere).

1.8.
Oil Industry’s Good Practices: It refers to the good, safe and efficient procedures usually employed by prudent and diligent operators in the international oil industry, under conditions and circumstances similar to those that arise pursuant to the activities hereunder, mainly in issues related to the use of adequate methods and processes to obtain the maximum financial benefit in the final recovery of the reserves, the reduction of losses, the operational safety and the environmental protection, among other, as long as they are not against the Laws of Colombia.

1.9.	Commercial Field: It is the portion of the Contracted Area in the subsoil of which there is one or more deposits discovered which the CONTRACTOR has decided to exploit in a commercial manner.

1.10.	Declaration of Commerciality: It is the written communication sent by the CONTRACTOR to the ANH in which it declares that the discovery made in the Contracted Area is a Commercial Field.

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

1.11.
Discovery: It is construed that there is a hydrocarbons’ deposit discovered whenever by means of drilling with a rig or with similar equipment and the relevant fluids’ tests the finding of the rock in which the hydrocarbons are accumulated is found, and which behaves as an independent unit in terms of mechanisms of production, petro-physical properties and fluid properties.

1.12.
Discovery of Non – Associated Natural Gas: It is the discovery whose official evidence of discovery, in the understanding that the evidence is representative of the deposit or deposits discovered, indicates a Gas / Oil Ratio (GOR) in excess of 7.000 standard cubic feet of gas per barrel of liquid hydrocarbons as well as a molar heptanes (C7+) composition lower than 4.0%. It is construed as GOR the ratio between the Natural Gas Volume in cubic feet per day and the volume of liquid hydrocarbons in barrels per day produced by a well, and the molar heptanes (C7+) composition as the molar percentage of heptanes and other hydrocarbons of a higher molecular weight. The Gas / Oil Ratio (GOR) of a Discovery with several deposits shall be established with the weighed average of production of each deposit and the molar heptanes (C7+) composition as the plain arithmetic average.

1.13.	Day: Twenty four – hour (24) term that starts at Zero Hours (00:00) and ends at Twenty Four Hours (24:00).

1.14.
Development or Development Operations: Refers to the activities and works performed by the CONTRACTOR including, but not limited to: the drilling, completion and equipping of development wells; the design, construction, installation of equipment, pipes, transfer lines, storage tanks, artificial production methods, primary and improved recovery systems, transshipment systems, storage, among other, within an Exploitation Area in the Contracted Area and outside it whenever necessary.

1.15.
Exploration or Operation Operations: It refers to all the studies, jobs and works done by the CONTRACTOR to establish the existence and location of hydrocarbons in the subsoil that include, but are not limited to, geophysical, geochemical, geological, cartographic methods and, in general, the activities of surface prospection, the drilling of exploratory wells and other operations directly related to the search for hydrocarbons in the subsoil.

1.16.
Assessment or Assessment Operations: It refers to all the operations and activities performed by the CONTRACTOR in an Assessment Area as per Clause 7 hereof, in order to evaluate a Discovery, to delimit the geometry of the deposit or deposits within the Assessment Area and to establish, among other things, the feasibility of extracting such Hydrocarbons in economically exploitable quantity and quality and the impact it has on the environment and the social environment that its commercial exploitation can cause. Such operations include the drilling of Exploratory Wells, the acquisition of seismic detail programs, the performance of production tests, and, in general, other operations aimed to establishing whether or not the Discovery is a Commercial Field and to delimit it.

1.17.	Exploitation: Comprises the development and production.

1.18.	Effective Date: It is the day in which this contract is signed and as of which all the terms hereof shall be counted.

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

1.19.
Natural Gas: It is the mix of hydrocarbons in a gaseous state in standard conditions (a temperature of sixty degrees Fahrenheit (60 °F) and absolute pressure of one (1) atmosphere) made up by the most volatile members of the paraffinic series of Hydrocarbons.

1.20.	Hydrocarbons: Are all the organic compounds mainly made up by the natural mixture of carbon and hydrogen, as well as those substances that accompany them or that are derived thereof.

1.21.
Liquid Hydrocarbons: Are all those hydrocarbons produced in the Contracted Area that, in standard temperature and pressure conditions (a temperature of sixty degrees Fahrenheit (60 °F) and absolute pressure of one (1) atmosphere) are in a liquid state in the head of the well or in the separator, as well as the distilled and condensed extracted from gas.

1.22.	Heavy Liquid Hydrocarbons: Are all those Liquid Hydrocarbons with API gravity equal to or lower than fifteen degrees (15 °API).

1.23.
Late Payment Interest: Regarding pesos, it shall be the maximum interest rate legally allowed, certified by the competent authority; regarding dollars of the United States of America, it shall be the Principal three – month (3) LIBOR (London Interbank Borrowing Offered Rate) Rate for deposits in dollars, plus four percentage points (LIBOR plus 4%).

1.24.
Month: Term counted as of any day of a Calendar Month and that ends on the day before the same day of the next calendar month or, if it is the first day of the month, ending on the last day of the same month.

1.25.
Parties: At the time of execution hereof, the ANH and the CONTRACTOR. Afterwards, and, at any time, the ANH, on the one hand, and the CONTRACTOR and / or its assignees duly accepted by the ANH, on the other.

When the CONTRACTOR party is made up by a plural number of companies, they will nominate one single company to act as its representative before the ANH.

1.26.	Exploration Period: It is the six – year (6) term as of the effective date, as well as any extension granted, through which the contractor must perform the Minimum Exploratory Program.

1.27.
Exploitation Period: Is, regarding each Exploitation Area, the term of up to twenty four (24) years and its extension, if any, as of the date of Declaration of Commerciality of the Commercial Field through which the CONTRACTOR must carry out the Development and Production operations.

1.28.
Exploitation Plan: It is the guideline document prepared by the CONTRACTOR pursuant to clauses 9 and 10 hereof to carry out the technical, efficient and economic exploitation of each Exploitation Area and it shall contain, among other things, the calculation of the reserves of Hydrocarbons, the description of facilities for the Production and transportation of Hydrocarbons, the short and middle hydrocarbons’ production forecasts, an abandonment program and the Exploitation Works Programs for the remainder of the current Calendar Year or of the next Calendar Year.

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

1.29.
Exploratory Well: It is a well to be drilled by the CONTRACTOR in the Contracted Area in search of deposits of Hydrocarbons in an area not yet tested as hydrocarbons’ producer, or to find a discovery’s additional deposits or to extend the boundaries of the known deposits in a Discovery.

1.30.
Production or Production Operations: Are all operations and activities performed by the CONTRACTOR in an Exploitation Area regarding the processes of extraction, collection, treatment, storage and transshipment of the Hydrocarbons up to the Point of Delivery, the Abandonment and all other operations pertaining to obtaining hydrocarbons.

1.31.
Minimum Exploratory Program: It is the Exploration Operations Program agreed upon in Clause 5 (Section 5.1) hereof that the CONTRACTOR undertakes to execute, as a minimum, during each phase of the Exploration Period in which he is.

1.32.
Subsequent Exploratory Program: It is the Exploration Operations Program that the CONTRACTOR undertakes to execute after the end of the Exploration Program, according to the provisions of Clause 6 (Section 6.1).

1.33.
Assessment Program: It is the Assessment Operations Program submitted by the CONTRACTOR to the ANH as per Clause 7 hereof, in order to evaluate a Discovery and to establish whether or not it is a Commercial Field. The execution of the Assessment Program and the submission of a Results’ Report to the ANH are requirements to declare a Discovery as Commercial Field.

1.34.
Work Program: It is the description of the Contracted Area’s Exploration, Assessment and / or Exploitation activities and operations as per the terms of this agreement. The Work Program shall include the schedule according to which the CONTRACTOR shall start and complete the relevant activities and budget.

1.35.
Point of Delivery: It is the location agreed upon by the parties in which the production of hydrocarbons of each field is measured, in the minimum specifications of entry to any transportation system used by the CONTRACTOR in order to establish the volume of Hydrocarbons pertaining to the royalties and the CONTRACTOR’S volume of hydrocarbons.

CLAUSE 2 - PURPOSE

1.
Purpose: By virtue of this Contract, the right to explore the contracted Area and to exploit the Hydrocarbons owned by the State discovered within said area is granted to the CONTRACTOR on exclusive basis. The CONTRACTOR shall be entitled to the part of the production of Hydrocarbons from the contracted Area as correspond as per Clause 14 hereof.

2.1.
Scope: The CONTRACTOR , pursuant to that right, shall carry out all the activities and operations subject matter of this Agreement, at its sole cost and risk, providing all resources required to project, prepare and perform the Exploration, Assessment, Development and Production activities within the Contracted Area.

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

2.2.
Exclusion of Rights on Other Natural Resources: The rights granted hereunder exclusively refer to the Hydrocarbons owned by the State discovered within the Contracted Area and, therefore, shall not extend to any other natural resource that might exist in that area.

CLAUSE 3 – CONTRACTED AREA

2.
Size: The contracted area comprises a total extension of approximately thirty two thousand four hundred and seventy two (32.472) hectares and six thousand eight hundred and ninety three (6.893) square meters. It is the area described in Exhibit “A” that is part of this contract and is located between the municipal jurisdictions of Mocoa and Villagarzón in the Department of Putumayo, and Piamonte, in the Department of Cauca. The contracted area shall be gradually reduced as per the provisions of this Clause.

3.1.
Restrictions: In the event that a portion of the Contracted Area includes areas comprised within the Natural National Parks’ System or other reserved, excluded or restricted areas, geographically delimited by the competent authorities, or when some zones of the aforementioned characteristics overlap with the contracted area, the CONTRACTOR commits to abide by the conditions that, regarding those conditions, are imposed by the competent authorities. The ANH shall assume no responsibility whatsoever in this respect.

Any time that a claim regarding the private property of the hydrocarbons in the subsoil of the Contracted Area is brought to the attention of the ANH it shall undergo the pertinent proceedings as per the legal provisions in force.

3.2.
Handing back the CONTRACTOR’S exploration, Assessment and Exploitation Areas: The CONTRACTOR shall hand back the Exploration, Evaluation and Exploitation areas in all the events established hereof as causes of devolution, either by resignation, expiration of terms, the events set forth in Clause 8 (Section 8.2) or for not performing the activities of the relevant Work Programs or, in general, for any other contractual reason that imposes on the CONTRACTOR the obligation to hand the relevant area back.

3.3.
Voluntary Returns: The CONTRACTOR can make, at any time, partial returns of the Contracted Area provided it does not affect the performance of the obligations contracted hereunder. If such voluntary devolutions are made during the term of the Exploration Period, they shall be accounted as obligatory devolution of Areas.

3.4.
Restoration of the Returned Areas: The CONTRACTOR shall perform all Abandonment activities required and it will restore the returned areas as per the provisions in the Laws of Colombia and in this Contract.

3.5.
Outlining of the returned areas: The areas returned by the CONTRACTOR shall comprise the lower possible number of adjacent rectangular blocks limited by lines in north – south and east – west directions, following a grid similar to the one formed by the cartographic plates of the “Agustin Codazzi” Geographical Institute.

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

3.6.	Formalization of the Devolution of Areas: Any devolution of Areas made pursuant to this contract shall be formalized in Document entered into by the parties.

CLAUSE 4 – TERM AND PERIODS

3.	Term: The term of this agreement shall be established according to the following clauses.

4.1.
Exploration Period: The Exploration Period shall last six (6) years as of the Effective Date and is divided in the phases described below. The first phase of the Exploration Period starts on the Effective Date and the subsequent phases start on the calendar day immediately after the end of the preceding phase.

Phase 1, with a twelve – month (12) term;
Phase 2, with a fifteen – month (15) term;
Phase 3, with a fifteen – month (15) term;
Phase 4, with a twelve – month (12) term;
Phase 5, with a twelve – month (12) term;
Phase 6, with a six – month (6) term;

4.1.1.
Right to resign During the Exploration Period: Throughout the course of any of the phases of the Exploration Period, the CONTRACTOR shall be entitled to quit this Contract, provided it has satisfactorily complied with the Minimum Exploratory Program of the current phase as well as all other obligations in its charge for such purposes. The CONTRACTOR shall give written notice to the ANH before the termination of the current phase.

4.1.2.
Extension of one Phase of the Exploration Period: Upon the CONTRACTOR’S request, the ANH shall extend the current phase of the Exploration Period, until the completion of the drilling of the Exploratory Wells and / or the acquisition of the seismic program and two (2) more Months, provided that the following conditions are met:

a)
That the aforementioned Exploration Operations are part of the Minimum Exploratory Program and that they were started at least one (1) month before the date of termination of the respective phase of the Exploration Period.

b)	That the CONTRACTOR had uninterruptedly performed such exploratory operations, and

c)
That notwithstanding the diligence applied for the execution of such Exploratory Operations, the CONTRACTOR reasonably estimates that the remaining time is not enough to conclude them before the expiration of the current phase.

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

With the application for extension, the CONTRACTOR shall furnish the ANH with the documents in which it bases its application and the relevant guaranty as per the requirement in Clause 22 hereof.

4.1.3.
Termination of the contract because of Expiration of the Exploratory Period: The contract shall end upon the expiration of the Exploration period, if there is not an Assessment Area, Exploration Area or a Discovery made in the Contracted Area by the Contractor in the last phase of the Exploration Period. In this case, the CONTRACTOR shall hand back to the ANH the entire Contracted Area, on top of the performance of all other obligations, and it is obligated to demonstrate that it has complied with the Abandonment Obligations, and being obligated to demonstrate that it has complied in it with all the Abandonment obligations. Evidencing that the wells drilled have been duly plugged and abandoned, that the surface facilities have been completely dismantled and that it has performed all cleanup and environmental restoration activities in conformity to the applicable rules.

4.2.	Exploitation Period:
The Exploitation Period is independent for each Exploitation Area and therefore all mentions to the term, extension or duration thereof are referred to each particular Exploitation Area.

4.2.1.
Term: The Exploitation Term shall have a term of twenty four (24) years as of the date in which the ANH receives from the CONTRACTOR the Declaration of Commerciality subject of the Eighth Clause hereof.

4.2.2.
Extension of the Exploitation Period: The ANH shall extend the Exploitation Period until the economic limit of the Commercial Field, at the CONTRACTOR’S election, provided the following conditions are met:

a)
That the contractor applies with the ANH for the extension in writing, no more than four (4) years and no less that one (1) year before the date of expiration of the Exploitation period of the respective Exploitation Area.

b)	That on the date of application the Exploitation Area is regularly producing hydrocarbons.

c)
That the CONTRACTOR evidences that throughout the four (4) Calendar Years prior to the date of application it has performed an exploration program including at least one well per Calendar Year and / or that it has had one project for the maintenance of pressure or of secondary, tertiary or improved recovery in force.

Paragraph: If the CONTRACTOR does not satisfy in a complete manner or in its entire scope the condition in subparagraph c) above, the ANH, having analyzed the justifications presented by the CONTRACTOR, can grant the extension. It is hereby understood that the ANH’S denial thereof shall not be construed as disagreement and it shall not be subject to the procedure set forth in Clause 27 hereof. In all cases, the extension of the Exploitation Period shall be formalized in an Addendum to the Contract.

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

4.2.3.
Voluntary Termination of the Exploitation Period: At any time throughout the Exploitation Period the CONTRACTOR can end this contract respecting any Exploitation Area, for which it will inform it to the ANH, in writing, at least three (3) months in advance, notwithstanding the performance of all other obligations.

4.2.4.
Effects of the Termination of the Exploitation Period: When, for whatever reason, the operational obligations and rights regarding any Exploitation Area end, the CONTRACTOR shall leave in good conditions the wells that for that time are in production as well as the constructions, and other real estate, all of which shall become the property of the ANH free of charge, together with the easements and assets acquired to the benefit of the exploitation up to the Point of Delivery, even if those assets are outside the Exploitation Area. Regarding the chattels exclusively destined to the service of this Exploitation Area, if the termination occurs before the first eighteen (18) years of the Exploitation Period, the CONTRACTOR shall have the obligation to offer them in sale to the ANH at their book value. If in a term of three (3) months as of the date of the offer the ANH has not given its affirmative answer, the CONTRACTOR can freely dispose of them. If the termination occurs after the first eighteen (18) months of the Exploitation Period, those chattels shall pass to the ANH free of charge. The ANH shall establish, out of the wells in production at that time, which ones must be abandoned and which ones shall continue in production. Any disagreement regarding the nature and destination of the Assets shall be submitted to the procedure established in Clause 27. Likewise, the CONTRACTOR has the obligation to assign to the ANH or to whomever it orders, the Environmental License and the funds required to attend to the Abandonment obligations. The application of this clause shall not be construed as a substitution of employer between the CONTRACTOR and the ANH.

CLAUSE 5 – MINIMUM EXPLORATORY PROGRAM

4.
Minimum Exploratory Program for each phase: Throughout the Exploration Period, the CONTRACTOR shall perform the Minimum Exploratory Program of each phase described in Exhibit B hereto. For the performance of the obligations in the Minimum Exploratory Program, the Exploratory Wells proposed by the CONTRACTOR must be Exploratory Wells for a new field (of the A – 3 kind) or Exploratory Wells that form part of an Evaluation Program as per the provisions of Clause 7 (Section 7.3.b) hereof. In all other cases, the Exploratory Well proposed by the CONTRACTOR must be previously accepted by the ANH.

5.1.
Exploratory Works Programs: The CONTRACTOR undertakes to submit to the ANH the Exploratory Works Program for the phase to be started, at least eight (8) calendar days before the start of each phase of the Exploration Period. For the first phase, the CONTRACTOR must submit the Exploration work Program in a term of thirty (30) Calendar Days as of the Effective Date.

5.2.	Amendments of the Minimum Exploratory Program

5.2.1.
Throughout the Current Phase: Throughout the first half of the term of any phase of the Exploration Period other than the first phase, the CONTRACTOR will be entitled to swap the acquisition and processing of a seismic program contained in the Minimum Exploratory Program

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

initially submitted for the current phase, by the drilling of one or more Exploratory Wells or by the acquisition and processing of a seismic program of more modern technology, provided that the financial effort of the new Minimum Exploratory Program is equal to or greater than the one initially submitted for the relevant phase. In this case, the CONTRACTOR shall inform the ANH, previously and in writing, of the substitution of Exploratory Operations that it intends to do.

5.2.2.
For the Next Phase: If after the drilling of an Exploratory Well that turns out to be dry the CONTRACTOR considers that the expectations of the Contracted Area do not justify the drilling of one (1) Exploratory Well contained in the Minimum Exploratory Program of the next phase of the Exploration Period, the CONTRACTOR can replace such drilling for the purchase and processing of a seismic program, provided that the financial effort of the new Minimum Exploratory Program is equal to or greater than the one initially submitted for the relevant phase and that the CONTRACTOR informs the ANH, previously and in writing, of the substitution it intends to do.

5.3.
Additional Exploration: The CONTRACTOR can carry out Exploration Operations additional to those contained in the Minimum Exploratory Program or in the Subsequent Exploratory Program, and it shall not mean the amendment of the term agreed for the execution of the Minimum Exploratory Program or of the Subsequent Exploratory Program of the current phase or of the subsequent phases. To exercise this right, the CONTRACTOR shall previously inform the ANH of the additional Exploration Operations that it intends to perform. If those Exploration operations are those defined in the Minimum Exploratory Program of the next phase, the ANH shall credit such Exploration Operations to the fulfillment of the exploratory commitments agreed upon for the next phase. Otherwise, if the CONTRACTOR wishes that the additional Exploration Operations are accounted for the performance of the exploratory commitments agreed upon for the subsequent phase, if there is one, it must request it in writing to the ANH who, at its sole discretion, shall decide whether or not to accept said credit. In case that the application is accepted by the ANH, it shall establish the manner to credit, the additional Exploration Operations done, in whole or in part, to the next phase of the Exploration Period.

5.4.
Problems during the drilling of Exploratory Wells: During the drilling of an Exploratory Well of the Minimum Exploratory Program or of the Subsequent Exploratory Program, and before reaching the depth targeted, if non - controllable geological problems arise, such as cavities, abnormal pressures, impenetrable formations, severe circulation losses or other conditions of a technical nature that prevent continuing the drilling of the Exploratory Well, in spite of the effort used by the CONTRACTOR to continue with the drilling works according to the Oil Industry’s Good Practices, the CONTRACTOR can request the ANH to deem the drilling operation as fulfilled by submitting a technical report describing the situation presented and the efforts used to overcome the problem. The aforementioned report must be submitted to the ANH in a term no longer than fifteen (15) Calendar Days as of the date in which the aforementioned non – controllable problem first appeared. If the ANH accepts that the CONTRACTOR calls off the drilling operations of the well in question, it must be abandoned or completed until the reached depth, and the obligation of the Minimum Exploratory Program or the Subsequent one pertaining to said well shall be deemed as complied with.

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

CLAUSE 6 - SUBSEQUENT EXPLORATORY PROGRAM

5.
Subsequent Exploratory Program: At the end of the Exploration Period and provided that there is at least one Assessment Area or one Exploitation Area or one Discovery made by the Contractor in the last phase of the Contracted Area’s Exploration Period, the CONTRACTOR can keep fifty per cent (50%) of the contracted area (excluding the Assessment and Exploitation Areas) to do, in the retained area but outside the Assessment and Exploitation Areas, a Subsequent Exploratory Program. In this case, the following procedure will apply:

a)	Prior to the date of termination of the last phase of the Exploration Period, the CONTRACTOR shall inform the ANH, in writing, of its intention to carry a Subsequent Exploratory Program out.

b)
The notice must describe the Exploration operations that make up the Subsequent Exploratory Program that the CONTRACTOR undertakes to complete, dividing the program in two (2) phases, each one of two (2) years, the first one starting on the end date of the last phase of the Minimum Exploratory Program. Each one of the phases of the Subsequent Exploratory Program must at least contain the same Exploratory Operations agreed upon for the last phase of the Minimum Exploratory Program.

c)
Having complied, on a timely manner, with the obligations in the first phase of the Subsequent Exploratory Program, the CONTRACTOR can opt for not going on with the second phase, which means the devolution of all of the areas kept for these purposes, or it can opt for continuing with the second phase, in which case it shall be obligated to hand back fifty per cent (50%) of them only, excluding the existing Assessment and Exploitation Areas. The CONTRACTOR will inform the ANH in writing of its decision within one month from the termination of the first phase.

The hand back of the areas the subject matter of this clause is without prejudice to the existing Evaluation Areas and Exploitation Areas.

6.1.	At the end of the Subsequent Exploratory Program, the contracted area shall be reduced to the Assessment Areas and / or Exploitation Areas existing at that time.

CLAUSE 7 – DISCOVERY AND ASSESSMENT

6.
Notice of Discovery: At any time within a term of four (4) months after the end of the drilling of any Exploratory Well whose results indicate that a Discovery has been made, the CONTRACTOR must inform it to the ANH in writing, accompanying the notice with a technical report containing the results of the tests made, the description of the geological aspects and the analyses made to fluids and rocks in the manner ordered by the Ministry of Mines and Energy or any other authority that takes its place.

Paragraph: If the Discovery is of Not – Associated Natural Gas, or of Heavy Liquid Hydrocarbons, the CONTRACTOR must likewise hand over the calculations and all other supporting data that it would have submitted to the Ministry of Mines and Energy or to any other authority that takes its place for the purposes of classification.

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7.1.
Submission of the Assessment Program: If the CONTRACTOR considers that the Discovery has commercial potential, it shall submit and perform an Assessment Program regarding that Discovery, according to the provisions of this clause. If the Discovery occurs during the Exploration Period, the CONTRACTOR shall submit the Evaluation Program within six (6) months after the end of the drilling of the Exploratory Well that made the Discovery and, anyway, prior to the end of the Exploration Period. If the Discovery is the result of the execution of the Subsequent Exploratory Program, the CONTRACTOR shall submit the Assessment Program within six (6) months after the end of the drilling of the Exploratory Well that made the Discovery and, anyway, prior to the next devolution of areas subject of Clause 6 hereof.

7.2.	Contents of the Assessment Program: The Assessment Program must at least include:

a)	The map, with coordinates, of the Evaluation Area;

b)
The description and goals of each one of the Assessment Operations and the data that it intends to obtain to establish whether or not the Discovery can be declared as a Commercial Field. If in the Assessment Programs performed throughout the Exploration Period the CONTRACTOR includes the drilling of Exploratory Wells, it can credit not only the compliance with the Minimum Exploratory Program but also of the relevant Assessment Program with the drilling of two (2) Exploratory Wells, provided that it ends before the end date of the Assessment Program in which they were included or of the phase of the Exploration Period to which those wells pertain, whichever is closer.

c)	The total budget of the Assessment Program, discriminated by years.

d)
The total term of the Assessment Program, which cannot last more than two (2) years when it includes the drilling of Exploratory Wells, or of one (1) year in all other cases, term that will be counted as from the submission to the ANH and it must contemplate the estimated times required to obtain the permits that must be issued by other authorities.

e)	The schedule of the Assessment Operations within the term of section d) above.

f)	The information on destination of the hydrocarbons and other fluids that the CONTRACTOR expects to recover as a result of its Assessment Operations.

g)	A proposal of Point of Delivery for the ANH to consider.

7.3.
Extension of the term of the Assessment Program: If the CONTRACTOR decides to drill Exploratory Wells that have not been included in the initial Assessment Program, the ANH will extend the term of the Assessment Program for an additional term that shall not exceed one (1) year, provided that the following conditions are met:

a)	That the CONTRACTOR makes the relevant written application at least two (2) months before the date of expiration of the initial term;

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b)	That the CONTRACTOR is diligently performing the Assessment Operations set forth in the Assessment Program.

c)	That the extension requested is justified by the time required for the drilling and the tests of the additional Exploratory Well or Wells, and
With the extension request the CONTRACTOR shall submit to the ANH the documents in which the application is based.

7.4.
Amendments of the Assessment Program: At any time during the six (6) months after the date of submission of the Assessment Program to the ANH, the CONTRACTOR may amend it, for which it will timely inform the ANH and it shall adapt the total term thereof as per Section 7.3d of this clause, and it will not amend the start date established.

7.5.
Results of the Assessment Program: The CONTRACTOR shall file with the ANH a full report of the results of the Assessment Program no later than three (3) months after the date of termination thereof. The report shall at least include the geological description of the Discovery and its structural configuration, the physical properties of the rocks and fluid present in the deposits associated to the Discovery, the pressure, volume and temperature analysis of the fluids in the deposits, the production capacity (per well and for the entire Discovery), and an estimate of the hydrocarbons’ retrievable reserves.

Paragraph: In case that the discovery is of non – Associated Natural Gas, or of Heavy Liquid Hydrocarbon, and at any time throughout the second half of the term of the Assessment Program, the CONTRACTOR can apply with the ANH for the extension of the Assessment Program for up to two (2) more years in order to do feasibility studies for the construction of infrastructure, production methods and / or market development. In these cases, the application shall include, in the Assessment Program, the data related to the feasibility studies that the CONTRACTOR deems necessary to do. At the end of the extension granted, the CONTRACTOR shall deliver the conclusions and recommendations of the Feasibility Studies to the ANH.

7.6.
This clause shall only be applicable for the Exploratory Wells that made the discovery, drilled by the CONTRACTOR outside the areas designated as of Assessment or Exploitation. Hence, when the new volumes of Hydrocarbons found are part of one same Assessment or Exploitation Area, no Assessment Period shall be available.

CLAUSE 8 – DECLARATION OF COMMERCIALITY

7.
Notice: During the three (3) months that follow the expiration of the term stipulated for the execution of the Assessment Program or upon the expiration of the term agreed upon according to the Paragraph to Section 7.6 of Clause 7, if applicable, the CONTRACTOR shall furnish the ANH with a written statement containing, in a clear and accurate way, its unconditional decision to commercially exploit that Discovery or not. If yes, the Discovery shall be construed as a Commercial Field as of said statement.

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8.1.
Waiver of Rights if negative: If the CONTRACTOR does not furnish the ANH with the statement in the given term, it shall be deemed that the CONTRACTOR has concluded that the Discovery is not a Commercial Field. If the statement contains a negative decision or if no statement is made, the CONTRACTOR accepts that no right was generated in its favor and, consequently, waives to claim any rights on the Discovery.

CLAUSE 9 – EXPLOITATION PLAN

8.
Submission and Contents: No later than three (3) months after the submission of the Declaration of Commerciality subject of Clause 8, the CONTRACTOR shall submit to the ANH the initial Exploitation Plan, which shall at least contain the following information:

a)	The map with the coordinates of the Exploitation Area

b)	The calculation of the reserves and of the cumulative production of Hydrocarbons, classified by type of Hydrocarbon.

c)
The general scheme projected for the Development of the Commercial Field, including a description of the program for the drilling of wells for the development of extraction methods, of the respective facilities and of the processes to which the extracted fluids shall be submitted before the Point of Delivery.

d)	The Hydrocarbons’ production annual forecast and its sensitivities, using the optimal production rate that allows achieving the maximum economic recovery of the reserves.

e)	The identification of the key factors for the execution of the Exploitation plan, such as environmental, social, economic, logistic issues and the options to manage them.

f)	A proposal of Point of Delivery for the ANH to consider.

g)	A proposal of a basket of maximum three (3) crude oils of a similar quality for the purposes of the calculation of the High Prices’ Fees described in Clause 16.

h)	An Abandonment Program for the purposes of Clause 30.

9.1.
Delivery of the Exploitation Plan: The ANH shall consider the Exploitation Plan as received when the CONTRACTOR hands all the aforementioned data over to the ANH. If the ANH does not receive the Exploitation Plan with all the information set forth above within fifteen (15) Calendar Days after its submission, it can request the delivery of the missing data and the CONTRACTOR shall have thirty (30) calendar days counted from the receipt of the requirement to deliver it. If the ANH does not make a pronouncement in a term of fifteen (15) Calendar Days after the Submission of the Exploitation Plan by the CONTRACTOR, it shall be deemed as accepted. If the CONTRACTOR does not deliver the Exploitation Plan on the date established in the preceding section, or if the ANH does not receive the missing data in the thirty – day (30) term set forth in this Article, it will be construed as a breach of contract and Clause 28 shall apply.

9.2.	Exploitation Area: The Exploitation Area shall be circumscribed into a regular polygon, preferably a four – sided one, that will comprise the Commercial Field or the portion thereof within the

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Contracted Area, plus a margin around the Commercial Field of no more than one (1) kilometer, provided that the Contracted Area allows it. Considering that the area of the Commercial Field contained in the Exploitation Area can vary, the Exploitation Area shall be locked – in, except for the following section.

9.3.
Expansion of the Exploitation Area: Throughout the Exploitation Period of an Exploitation Area, if the CONTRACTOR establishes that a Commercial Field goes beyond the Exploitation Area but within the Contracted Area in force, it can request the ANH the expansion of said Exploitation area accompanying its application with all supporting data as required. Having done this to the ANH’S satisfaction, the ANH shall extend the Exploitation Area, and it is construed that if such expansion is overlapped with another Exploitation Area, the term of the Exploitation Period applicable to the whole Exploitation Area shall be the one of the Exploitation Area whose commerciality was first declared.

Paragraph: When the Exploitation Area requested by the CONTRACTOR as per Section 9.4 above goes beyond the Contracted Area, the ANH shall extend the Contracted Area giving to the expansion requested the contractual treatment of Assessment Area, unless respecting the requested area one of the following situations occur:

a)	That there are rights granted to somebody else for the execution of activities the same than or similar to those in this Contract.

b)	That it is in the process of negotiation or of tender for the granting of rights by the ANH.

c)	That there are restrictions ordered by competent authority that prevent to pursue the activities hereunder.

9.4.
Updating of the Exploitation Plan: The CONTRACTOR shall annually adjust and submit, in the month of February of every Calendar Year and subject to the proceeding described in Section 9.2 hereof, the Exploitation Plan for each one of the Exploitation Areas existing in the Contract. When the actual production of Hydrocarbons of the Calendar year immediately before differs in more than fifteen per cent (15%) versus the annual production forecast set forth in the Exploitation plan for some Exploitation Area, the CONTRACTOR shall render the explanations that may be required.

CLAUSE 10 – EXPLOITATION WORKS PROGRAM

9.
Preparation and Submission: If at the time in which the Exploitation Plan the subject matter of the ninth (9th) clause is submitted there still are more than six (6) months before the end of the current Calendar Year, the CONTRACTOR shall submit the first of the Exploitation Works for the remaining of that year. For the subsequent calendar years, the CONTRACTOR shall submit the Exploitation Works for each calendar year in the month of November of the previous Calendar Year.

10.1.	Contents of the Exploitation Works Program: The Exploitation Works Program for each Exploitation Area shall at least contain:

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a)
A detailed description of the Development and Production Operations Program that the contractor expects to complete during the Year with the relevant schedule, detailed by project and by Calendar Quarter, which must also include the terms required to obtain the authorizations and permits form the competent authorities as required.

b)	A monthly production forecast of the Exploitation Area for the relevant Calendar Year.

c)	An estimate of the costs (investments and expenses) for the four (4) subsequent Calendar Years or until the end of the Exploitation Period, whichever is shortest.

d)	The terms and conditions according to which it will develop the programs to the benefit of the communities in the area of influence of the Exploitation Area.

10.2.
Execution and Adjustments: The Development and Production Operations of the Exploitation Works Program subject of subparagraph (a) above is mandatory. The CONTRACTOR shall start such Exploitation Operations according to the schedule submitted. Throughout the execution of the Exploitation Works Program, the CONTRACTOR can adjust said program for the current Calendar Year, provided that such adjustments do not imply the reduction of the production of more than fifteen per cent (15%) versus the initial forecast. The adjustments cannot be made with a frequency of less than three (3) months, unless in emergencies. The CONTRACTOR shall inform, previously and in writing, any adjustment to the Exploitation Works Program.

CLAUSE 11 – CONDUCTION OF THE OPERATIONS

10.
Autonomy: The CONTRACTOR shall have the control of all operations and activities it deems necessary for the technical, efficient and economical Exploration of the Contracted Area and for the Assessment and Exploitation of the Hydrocarbons found in it. The CONTRACTOR shall plan, prepare, carry out, and control all the activities with its own means and with technical and managerial autonomy, in conformity to the Colombian laws and observing the Good Practices of the Oil Industry. The CONTRACTOR shall develop the activities either directly or through subcontractors.

11.1.
Responsibility: The CONTRACTOR shall perform the operations hereunder in a diligent, responsible, efficient and technically and economically appropriate manner. It shall ensure that all of its subcontractors comply with the terms of this contract and with the laws of Colombia. The CONTRACTOR shall be the sole responsible for the losses and damages caused because of the activities and operations derived hereof, even those caused by its subcontractors, and it is hereby construed that it shall nor ever be responsible for judgment errors, or for losses or damages that did not result from gross negligence or willful misconduct. When the CONTRACTOR enters into subcontracts, the subcontracted works and services shall be executed in its name, as the CONTRACTOR shall continue being the direct responsible for all obligations set forth in the Subcontract and derived thereof, and it shall not be released from them because of the Subcontracts. The ANH shall not assume the responsibility for this concept, not even under joint and several liability.

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11.2.
Obtaining Permits: The CONTRACTOR has the obligation to obtain, at its own cost and risk, all licenses, authorizations, permits and other relevant rights according to the law, required to carry out the operations hereunder.

11.3.
Losses and damages of the Assets: All costs and expenses required to replace or repair damages or losses of assets or equipment caused because of fire, flood, storms, accidents or other similar occurrences shall be the CONTRACTOR’S risk. The CONTRACTOR shall inform the ANH of the losses and damages occurred at the earliest opportunity after the occurrence.

CLAUSE 12 - ROYALTIES

11.
Collection: The CONTRACTOR shall make available for the ANH, at the Point of Delivery, the percentage of the production of Hydrocarbons set forth in the relevant Royalties’ Law. The collection of the royalties shall be made in cash or in kind, as determined by the competent authority.

12.1.	Payment of the Participations: The ANH shall make the payments of their share of the royalties to the entities established by the law, and it shall be the sore responsible to do the payment.

12.2.
Collection in Kind: When the collection of the royalties is made in kind, the CONTRACTOR shall deliver to the ANH the relevant amount of Hydrocarbons, for which the parties shall agree the procedure in the schedule of deliveries and all other issues required. Anyway, the ANH shall have one (1) Month to remove that quantity. If at the expiration of this term the ANH has not removed the volume of the royalties, and if there is a chance to store them in the CONTRACTOR´S facilities, the CONTRACTOR commits to store the hydrocarbons for up to three (3) consecutive months and the ANH shall pay a Storage Fee that, in each case, shall be agreed upon by the parties. At the end of this last term, the CONTRACTOR can market said volume, as per the following section.

Paragraph: If the storage is not possible, the CONTRACTOR can continue production from the field and dispose of the royalties’ volume, crediting it to the ANH for its subsequent delivery the volume of the royalties that the ANH was entitled to remove but did not.

12.3.
Marketing of the volume of Royalties: Whenever the ANH deems it convenient, and provided that the regulations so allow, the CONTRACTOR shall market the portion of the production of Hydrocarbons pertaining to Royalties and it shall hand over to the ANH the money from such sales. For these purposes, the Parties shall agree upon the particular terms of the commercialization, but in any case the CONTRACTOR shall use its best efforts to market such production at the highest price available in the market. The ANH shall pay the contractor the direct expenses as well as a reasonable marketing fee to be agreed upon by the parties.

12.4.
Collection in Cash: When the CONTRACTOR has to pay the royalties in cash, it shall deliver to the ANH the relevant amounts in the terms established by the competent authority. In case of late payment, the CONTRACTOR shall pay the ANH the amount required to cover the amount owed, the late payment interests due and the expenses incurred to obtain the payment.

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CLAUSE 13 – MEASURING

12.
Measuring: The CONTRACTOR shall do the measuring, sampling and quality control of the Hydrocarbons produced, and it shall maintain all equipment or measuring instruments duly calibrated as per the standards and methods accepted by the Oil Industry’s Good Prices and according to the legal and regulatory provisions in force, performing the assays required and doing all corrections pertinent for the liquidation of the net volumes of Hydrocarbons received and delivered in standard conditions. The CONTRACTOR shall adopt all actions required to preserve the integrity, reliability and safety of the facilities and the control equipment or instruments. Besides, it shall keep, for the term ordered by the Commerce Code and all other pertinent norms, the records of the periodic calibration of said instruments or equipment and of the daily measurements of production and consumption of Hydrocarbons and fluid in each Commercial Field for the revision of the ANH and of the competent authorities. The ANH shall have the right to inspect the measuring equipment installed by the CONTRACTOR as well as all measuring units in general.

13.1.
Common Facilities: When two or more production fields are served by the same development facilities, these must include a measuring system that allows establishing the production from each one of those fields.

CLAUSE 14 – AVAILABILITY OF THE PRODUCTION

13.
Determination of Volumes: The Hydrocarbons produced, excepting those that have been used to the benefit of the operations hereunder and those that are unavoidably wasted in those undertakings shall be transported by the CONTRACTOR to the Point of Delivery. The Hydrocarbons shall be measured as per the procedure established in Section 13.1 above, and, based on such metrics, the volumes of royalties mentioned in clause 12 shall be figured out, as well as the remaining Hydrocarbons that belong to the CONTRACTOR.

14.1.
Availability: As of the Point of Delivery, and notwithstanding the legal provisions that govern these issues, the CONTRACTOR shall have the liberty to sell the Hydrocarbons in the Country or to export them, or to dispose of them in any other way.

CLAUSE 15 – NATURAL GAS

14.
Utilization: The CONTRACTOR shall have the obligation to prevent the wastage of the natural gas extracted from a field and, in conformity to the legal and regulatory provisions in force on the matter, before the Point of Delivery it can be used as fuel for the operations, as source of power for the maximum final recovery of the reserves of Hydrocarbons, or to confine it in the same deposits to use it for such purposes throughout the life of the contract.

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15.1.
Use of the Associated Natural Gas: In case that the CONTRACTOR discovers one or more commercial fields with Associated Natural Gas, it must submit to the ANH, within three (3) years after the commencement of the exploitation of each Commercial Field, a project for the use of the associated Natural Gas. If the CONTRACTOR does not comply with this obligation, the ANH can freely dispose of the associated Natural Gas from such fields, subject to the legal provisions in force.

CLAUSE 16 – ANH’S CONTRACTUAL ECONOMIC RIGHTS

15.	Fees for the use of the Subsoil: The use of the subsoil by the CONTRACTOR shall accrue the following fees in favor of the ANH:

16.1.1.
Exploration Areas: As of the second phase of the Exploration Period and for each Phase, the CONTRACTOR shall acknowledge and pay the ANH a fee for a value expressed in dollars of the United States of America resulting from multiplying the number of hectares and fraction thereof of the Contracted Area, excluding the Exploitation Area, by the relevant amount in the following table. This payment shall be made within one month after the commencement of the respective phase:

Size of the Area	For the first 100.000 hectares		For each hectare in excess of 100.000 hectares
Phase Duration	< 12 Months	> 12 Months	< 12 Months	> 12 Months
In Polygons A & B	0.75	1.0	1.0	1.5
Outside the Polygons	0.5	0.75	.075	1.0
Offshore Areas	0.25

16.1.2.
Assessment and Exploitation Areas: The CONTRACTOR shall acknowledge and pay the ANH a fee for the amount, expressed in dollars of the United States of America, resulting from multiplying the production of Hydrocarbons corresponding to the CONTRACTOR as per Clause 14 by ten cents of one dollar of the United States of America (USD $ 0.10) per barrel of liquid hydrocarbons. This amount shall be annually increased according to the l(n-2) defined in Clause 16.2 as of the first day of January of year 2006. For natural gas, this amount shall be of one cent of one dollar of the United States of America (USD $0.01) foe every one thousand cubic feet (1000 CF). This payment shall be made in semiannual installments, in arrears, within the first month of the next semiannual period.

16.2.	High Prices’ Fees:
For Liquid Hydrocarbons: Starting when the cumulative production of each Exploitation Area, including the volume of royalties, is higher than five (5) million Barrels of Liquid Hydrocarbons, and in the event that the price of the benchmarking “West Texas Intermediate” (WTI) crude oil

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exceeds the Po Base Price, the CONTRACTOR shall pay the ANH a sum expressed in dollars of the United States of America and payable per Calendar Month in arrears, within the thirty (30) days after each end date.
For Natural Gas: Five (5) years after the commencement of the exploitation of the field as per the approval resolution issued by the competent authority, and in the event that the price of the benchmarking “U. S. Gulf Coast Henry Hub” Natural Gas exceeds the Po Base Price, the CONTRACTOR shall pay the ANH a sum expressed in dollars of the United States of America and payable per Calendar Month in arrears, within the thirty (30) days after each end date.
The sum to be paid for each Exploitation Area shall be the one resulting from the application of the following formula:

Payment to the ANH:	Value of the Hydrocarbons at the Point of Delivery	x	Volume of Hydrocarbons of the Contractor	x	P – Po P	X 30%
“A” Factor
Where:
Value of the Hydrocarbons at the Point of Delivery:
For Liquid Hydrocarbons:
For the purposes of this formula, it shall be the price of reference for the relevant Calendar Month expressed in dollars of the United States of America per Barrel USD $ / Bl) of a basket of maximum three (3) crude oils of a quality similar to those from each Exploitation Area presented by the CONTRACTOR in the Exploitation plan and agreed upon with the ANH and adjusted for the Point of Delivery by a prearranged margin.
If, having applied the procedure for the determination of the Value of the Hydrocarbons as per the preceding paragraph, differences arise, upwards or downwards, between the price of reference of the basket and the actual sale price in excess of three per cent (3%), the party that considers itself affected can request a revision of the basket or of the adjustment margin. For these purposes, the actual sale price of the Liquid Hydrocarbons produced in the Exploitation Area for the relevant calendar month shall be the weighed average of the sale prices agreed by the CONTRACTOR with buyers not related through financial links or in any other corporate manner and that, anyway, the transactions agree with the usual commercial practices deducting the transportation and transshipment costs between the Point of Delivery and the reference sale price according to the rates established by the Ministry of Mines and Energy or whoever takes its place.
When the CONTRACTOR sells the liquid hydrocarbons to be refined to serve the internal demand, the provisions of Section 16.5 hereof shall apply.
For Natural Gas:

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For the purposes of this formula, it shall be the actual sale price of the Natural Gas for the production of the relevant calendar month, expressed in dollars of the United States of America per million of British Thermal Unit (BTU) USD $ / MMBTU) agreed upon by the CONTRACTOR with buyers, subtracting the transportation and processing costs between the Point of Delivery and the actual sale point.
The ANH can revise this price at any time.
Volume of the CONTRACTOR’S Hydrocarbons:
It is the volume of Hydrocarbons, expressed in Barrels for liquid hydrocarbons and in British Thermal Unit BTU for Natural Gas that corresponds to the CONTRACTOR as per Clause 14 in a given Calendar Month.
P
For liquid Hydrocarbons it is average price per crude oil barrel – “West Texas Intermediate” (WTI) benchmark expressed in dollars of the United States of America per barrel (USD $ / Bl), and for Natural Gas it is the average price for the natural gas “U. S. Gulf Coast Henry Hub” benchmark expressed in dollars of the United States of America per million of British Thermal Unit BTU (USD $ / MMBTU). These averages are for the relevant calendar month whose specifications and quotations are published in media of an acknowledged international prestige.
Po
For Liquid Hydrocarbons, it is the average price per barrel of the barrel – “West Texas Intermediate” (WTI) benchmark expressed in dollars of the United States of America per Barrel (USD $ / Bl) and for Natural Gas it is the average price for natural gas expressed in dollars of the United States of America per million of British Thermal Unit BTU (USD $ / MMBTU) according to the following table:

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API Gravity of the Liquid Hydrocarbons Produced	Po (USD $ / Bl)
> 15 and < 22	$28
> 22 and < 29	$27
> 29	$26
Discoveries located at more than 300 meters deep in the water	$32
Natural Gas produced exported – straight-line distance between Point of Delivery and reception point in the destination country, in Kilometers	Po USD $ / MMBTU
> 0 and < 500 > 500 and < 1000	$ 6 $ 7
> 1000 or LNG Plant	$8

For Exporting Heavy Liquid Hydrocarbons with an API Gravity of more than ten degrees (10°) the Po shall be of forty dollars of the United States of America per barrel (USD $ / Bl) and for Heavy Liquid Hydrocarbons with an API gravity equal to or lower than ten degrees (10°), the CONTRACTOR shall not pay the ANH the High Prices’ Fee. For the natural gas destined for the domestic consumption of the country, in the event its price is regulated by the Energy and Gas Regulatory Commission – CREG – or the entity that replaces it, the CONTRACTOR shall nor pay the ANH any High Prices Fee; otherwise, the parties shall agree the natural gas benchmark and the amount of the Po and they shall enter into the relevant agreement.
The Po base price shall be annually adjusted as of the first (1st) day of January of year 2006, according to the following formula:

Po = Po(n-1) x (1 + l(n-2)),
Where:
Po(n-1) :    It is value o Po for the immediately previous calendar year

l(n-2) :
It is the annual variation, expressed as a fraction, of the Producers’ Price Index of the United States of America during the calendar year, two years before the one for which the calculation is made, published by the Labor Department of that country.

The aforementioned calculation shall be made on December of each year.
Paragraph: In the event that the price of the “West Texas Intermediate” crude oil benchmark or of the natural gas “U. S. Gulf Coast Henry Hub” benchmark (P) are no longer acknowledged as international price benchmark, the ANH shall choose the new benchmark for crude oil or natural gas and it shall amend the table based on the new index, maintaining the equivalencies with the

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Po values for the “West Texas Intermediate” crude oil benchmark or of the natural gas “U. S. Gulf Coast Henry Hub”.
At least three (3) months in advance, the ANH can request the CONTRACTOR, in writing for the payment of this right to be made in kind for a term of no less than six (6) months. The CONTRACTOR shall accept this request provided that it does not affect the commercial commitments it has contracted. The volume that corresponds to the ANH shall be the one resulting from calculating the “A” Factor.

16.3.
Production Tests: The liquid Hydrocarbons obtained as a result of the Production Tests performed by the CONTRACTOR shall also accrue the fees subject of the preceding sections, provided that the conditions of item 16.2 are met.

16.4.
Participation in the Production during the Extension of the Exploitation Period: In all cases of extension of the Exploitation Period of an Exploitation Area, the CONTRACTOR shall acknowledge and pay the ANH, as fee of participation in the production, a sum equal to ten per cent (10%) of the value of the production of light Liquid Hydrocarbons at the Point of Delivery, or five per cent (5%) in the case of Natural Gas Not – Associated or Heavy Liquid Hydrocarbons obtained by the CONTRACTOR as of the date of expiration of the initial term of the Exploitation Period and valued at the Point of Delivery, after deducting the percentage of royalties. The Economic Rights subject of sections 16.1.2 and 16.2 shall not be accrued on this participation. Throughout the extension of the Exploitation Period the fees for the use of the subsoil and the high prices’ fees, respectively, subject of sections 16.1.2 and 16.2, shall only be accrued on the CONTRACTOR’S volume, after subtracting the right of participation set forth in this section.

16.5.
Prices for the Internal Supply: When the CONTRACTOR sells its crude oil to serve the domestic refining needs, the prices shall be figured out based on the international price as established in Resolution Number 18 – 1709 of 23 December of 2003 of the Ministry of Mines and energy, or of any other legal or regulatory provision that amends or replaces it.

CLAUSE 17 – UNIFICATION
Whenever the economically exploitable deposit extends, in an uninterrupted manner, into other Area or Areas outside the Contracted Area, the CONTRACTOR, in consensus with the ANH and all other interested parties, must enforce, upon the approval of the competent authority, a unified cooperative exploitation plan subject to the provisions of the Colombian legislation.
CLAUSE 18 – OWNERSHIP OF THE ASSETS

16.

17.1.
The CONTRACTOR shall transfer to the ANH, free of charge, upon the devolution of the area or at the termination of the contract, when any of them occur after the first eighteen (18) years of the Exploitation Period, all rights derived from contracts under the modality of project finance such as leasing, “Build, Operate, Maintain and Transfer” (BOMT), “Build, Own, Operate and Transfer” (BOOT), “Modernize, operate and Transfer” (MOT) and the likes, which establish the obligation to transfer the ownership of the assets, equipment and facilities to the CONTRACTOR

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at their termination, whenever said contracts have been entered into to develop the Exploitation Period of the respective area. Anyway, in the event that said contracts are entered into for a term longer than the Exploitation Period, they must be previously authorized by the ANH.

17.2.
Inventories: The CONTRACTOR shall make physical inventories of the equipment and assets pertaining to the Exploitation Operations, with reasonable intervals of at least three (3) Calendar Years, classifying them as owned by the CONTRACTOR or of third parties. The ANH shall be entitled to be represented whenever such inventories take place. For these purposes, the CONTRACTOR shall inform the ANH at least fifteen (15) calendar Days in advance.

17.3.
Disposal of the Assets: The CONTRACTOR can dispose of the assets or equipment located up to the Point of Delivery and that are not indispensible to maintain the existing conditions of exploitation. Notwithstanding the foregoing, after the first eighteen (18) years of the Exploitation Period of every Exploitation Area or whenever eighty per cent (80%)of the reserves have been exploited, whichever come first, the CONTRACTOR shall require the prior approval of the ANH to do so.

CLAUSE 19 – INFORMATION SUPPLY AND CONFIDENTIALITY

17.
Technical Information: The CONTRACTOR shall keep the ANH permanently and opportunely informed of the progress and results of the operations. Therefore, besides the documents required in other clauses hereof, the CONTRACTOR shall deliver to the ANH, as it gets produced and before the date of expiration of each one of the phases of the Exploration Period and per Calendar Year during the Exploitation Period, all the information of a scientific, technical and environmental nature obtained in compliance with this Contract. This Exploration and Exploitation information shall be delivered to the ANH according to the Manual for the Supply of Exploration and Exploitation Data.

18.1.
Confidentiality of the Information: The parties agree that all data and information produced, obtained or developed as a result of the operations in this Contract are considered as strictly confidential during the five (5) Calendar Years after the end of the Calendar Year in which they were produced, obtained or developed, or until the end of the Contract or at the time of the partial devolution of the area regarding the information acquired in the returned areas, whichever comes first. For the construal based on the data obtained as a result of the operations in this contract, this term shall be of twenty (20) Calendar Years as of the date of the obligation to deliver it to the ANH, or until the end of the contract or at the time of the partial devolution of areas regarding the data acquired in the Returned areas, whichever comes first. This stipulation shall not apply to the data or information that the Parties must furnish according to the legal and regulatory provisions in force, or to those required by its subsidiaries, consultants, contractors, auditors, legal advisors, financial entities and competent authorities with jurisdiction on the parties or their subsidiaries, or by provisions of the stock exchanges in which the CONTRACTOR’S shares or those of affiliated companies are registered; however, it must communicate the delivery of information to the other Party. The restrictions to the disclosure of information shall not prevent The CONTRACTOR from supplying data or information to companies interested in an eventual assignment of rights regarding the Contracted Area and provided that those companies enter into the relevant confidentiality

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agreement enforcing the provisions of this clause. The ANH commits not to give to third parties any data or information obtained as a result of the operations pursued by the CONTRACTOR, excepting whenever it is required to comply with any legal provision applicable to the ANH, or pursuant to its duties. In all other cases, the ANH shall require the prior authorization of the CONTRACTOR.

18.2.
Ownership of the Information: Once the confidentiality period established in the preceding clause has lapsed, it is construed that the CONTRACTOR conveys to the ANH all the rights on said data and its interpretations but the CONTRACTOR does not lose the right to utilize said information. As of that moment, the ANH is free to use that information.

18.3.	Information Meetings: At any time throughout the term of this contract the ANH can summon the CONTRACTOR to information meetings.

18.4.
Semiannual Executive Report: Besides the information subject of other clauses hereof, the Manual for the Supply of Information and the one required by the Colombian legislation. The CONTRACTOR shall hand over to the ANH the basic and summarized information of issues such as prospection, reserves, actual production and forecast, Exploration, Evaluation or Exploitation Operations executed and projected for the next Calendar Year, staff, industrial safety, environment and communities, national content of the contracts, among other. The report of the second half of the year shall be the Annual operations Report and the program to be executed in the next calendar year. These reports shall be delivered within sixty (60) days after the end of each calendar semi-annual period.

CLAUSE 20 – INSPECTION AND FOLLOW UP

18.
Visits to the Contracted Area: Throughout the term of this contract the ANH, at its own risk at any time and for the procedures deemed as appropriate, can visit the Contracted Area to inspect and follow up the activities of the CONTRACTOR and of the subcontractors, directly related to this contract and to ensure the compliance with this Contract. Likewise, it can verify the accuracy of the information received. When the inspector detects faults or irregularities committed by the CONTRACTOR, the inspector can formulate observations which must be answered by the CONTRACTOR, in writing and in the term set forth by the ANH.

The CONTRACTOR, at its own cost, shall make available for the representative of the ANH, all transport, lodging, catering facilities an all other services in the same conditions in which they are supplied to its own staff, if required.

19.1.
Delegation: The ANH can delegate the inspection and follow up of the operations in the Contracted Area in order to ensure that the CONTRACTOR is complying with the obligations undertaken hereunder and the Colombian legislation. The absence of inspection and follow up activities of the ANH does not exempt the CONTRACTOR in any way from the compliance with the obligations contracted hereunder, nor does it imply a reduction thereof.

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CLAUSE 21 - INSURANCE

19.
Insurance: The CONTRACTOR shall purchase all insurance required by the laws of Colombia as well as any other usual insurance according to the Oil Industry’s Good Practice. Likewise, it shall require that each of its contracting working pursuant to this contract, to purchase and keep in force all insurance it deems as necessary. The expenses required by the contracting and validity of this insurance are on the CONTRACTOR’S risk and expense.

20.1.
Labor Liabilities Insurance: The CONTRACTOR shall purchase an insurance policy to guaranty the payment of wages, benefits and indemnifications and all other labor liabilities for eventual judicial convictions derived from the claims of the workers hired by the CONTRACTOR in his capacity as true and only employer thereof. The validity of the policy shall not be of less than three (3) years as of the date of termination of this contract and the insured value shell be equal to ten per cent (10%) of the payroll of the CONTRACTOR’S staff deployed for the performance of this Contract in the year prior to its termination.

CLAUSE 22 - GUARANTEES

20.
Purpose of the guaranty: The CONTRACTOR must give the ANH, in the form, term and conditions set forth in the contract, all guarantees to ensure the performance and correct execution of all obligations of each phase of the Exploration Period and of the Subsequent Exploratory Program, if there is one, as well as all other activities pertaining to those obligations. This guaranty shall not be considered as a penalty clause whatsoever.

21.1.
Form of the Guarantees: The CONTRACTOR shall establish, at its own cost and expense, one or several unconditional and irrevocable “stand – by” letters of credit, payable on demand, with a bank or financial institutions legally established in Colombia, or another instrument or another institution previously accepted by the ANH.

21.2.
Delivery of the Guarantees: The CONTRACTOR shall hand over to the ANH the guarantees subject of this clause as per the essential terms of the form contained in Exhibit C hereto at least eight (8) Calendar days before the date of commencement of each phase of the Exploration Period or of the Subsequent Exploratory Program, as the case may be. For the first phase, the CONTRACTOR shall deliver the guaranty in a term of fifteen (15) calendar days after the date of signature of the Contract. If for reasons beyond the control of the CONTRACTOR, duly supported, it cannot deliver the guarantees to the ANH in the term stipulated above, the ANH, upon request of the CONTRACTOR, may extend the date of delivery. The CONTRACTOR´S failure to hand over the guarantees within the terms hereof shall be a default of the contract.

21.3.
Amount of the Guarantees: The CONTRACTOR shall give the guarantees pertaining to each phase of the Exploration Period or of the Subsequent Exploratory Program, as the case may be, for ten per cent (10%) of the amount of the budget of the Phase of the Minimum Exploratory Program, as the case may be, expressed in dollars of the United States of America and payable in Colombian pesos. Under no circumstances will the amount of the guaranty for each phase be lower that one hundred thousand dollars of the United States of America (USD 100.000), or higher than three million dollars of the United States of America (USD $ 3.000.000).

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21.4.
Validity of the Guarantees: Each and all of the guarantees shall be in force for the term of the phase whose obligations it is guaranteeing and three (3) more months. In the event of extensions, the guarantees must be likewise extended or substituted by other of the same value and with a minimum validity equal to the time of the extension and three (3) more months.

21.5.
Rejection of the Guarantees: The ANH shall reject the guarantees granted by the CONTRACTOR when these do not meet the requirements of this clause. The ANH shall have one (1) month as of the date of receipt subject of Section 22.3 to inform its rejection to the CONTRACTOR and hand him the guarantees submitted. As of that notice, the contractor shall have eight (8) calendar days to fix the guaranty. If it is not amended, the guarantees rejected shall be deemed as not delivered for the purposes of Section 22.3.

21.6.
Effectiveness of the Guarantees: The ANH shall make the guarantees effective whenever the CONTRACTOR breaches, in all or in part, any of the obligations guaranteed, notwithstanding the performance of all other obligations assumed. The payment of the Stand – By Letter (s) of Credit shall not release the CONTRACTOR from its obligation to indemnify the damages and losses caused by its failure to comply. The ANH reserves the right to resort to the mechanisms for the resolution of conflicts when the amount of the guaranty is not enough to cover the amount of the indemnifications.

CLAUSE 23 – SUBCONTRACTORS, PERSONNEL AND TRANSFER OF TECHNOLOGY

21.
Subcontractors: To perform the operations subject of this Contract the CONTRACTOR can, observing the Colombian legislation, enter into contracts, at its own cost and risk, for the procurement of goods and services, in this country or abroad. In the subcontracts, the CONTRACTOR shall include stipulations to bind the subcontractors to submit to the laws of Colombia and to the provisions of this contract.

22.1.
Lists of Contractors and Subcontractors: The CONTRACTOR shall keep an updated list of the works, services and supplies contracts, and it will make them available for the ANH when so required. The list must at least specify the name of the supplier, contractor or subcontractor, the purpose, value and duration of the contract.

22.2.	National Component: The CONTRACTOR shall try to prefer national offerors of goods and services of national origin in equal competitive conditions of quality, opportunity and price.

22.3.
Personnel: For all legal purposes, the CONTRACTOR shall act as the sole employer of the workers hired pursuant to the activities of this contract and, in consequence, it shall be responsible for the labor liabilities arising of the respective labor relationships or contracts, such as payment of salaries and social benefits, para – fiscal contributions, registration and contributions to the Integral Social Security System for pensions, health and professional risks according to the Law. The CONTRACTOR shall adequately and diligently train the Colombian staff required to replace the foreign personnel that the CONTRACTOR deems necessary to carry out the operations hereunder.

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Anyway, the CONTRACTOR must comply with the legal provisions that establish the proportion of national and foreign employees and workers.

22.4.
Transfer of Technology: The CONTRACTOR undertakes to pay for or to do, at its own expense, professional training programs or through the sponsorship of investigation projects designated by the ANH in areas related to the development of this Contract and throughout its life. The training shall be related to the oil and gas industry, in technical, environmental, commercial, or legal areas, among other. The training that can be made through the integration of the professionals appointed by the ANH into the work group organized by the CONTRACTOR for the Contracted Area or for other related activities. All the training expenses, excepting the labor ones accrued in favor of the professionals receiving it, that arise because of the CONTRACTOR’S compliance with this clause shall be assumed one hundred per cent (100%) by the CONTRACTOR. The CONTRACTOR shall under no circumstances assume any costs derived from the labor relationship of the beneficiaries of the training. To comply with the obligations related to Transfer of Technology according to the provisions in this clause, the CONTRACTOR undertakes, in each one of the phases of the Exploration Period and its extensions, to carry out technology transfer programs for a value of twenty five per cent (25%) of the right for the use of the subsoil the subject matter of Clause 16 (Section 16.1.1), of he phase in progress of the Exploration Period. Regarding the Exploitation areas, the transfer of technology shall be for up to ten per cent (10%) of the amount of the fee for the use of the subsoil subject of Clause 16 (Section 16.1.2) for each Calendar Year. Under no circumstances the CONTRACTOR will be made to assume Technology Transfer expenses in excess of one hundred thousand dollars of the United States of America (USD $ 100.000) per phase or per Calendar Year, as the case may be. The technology transfer program, including its purpose, scope, participants and place, will be previously agreed between the ANH and the CONTRACTOR

CLAUSE 24 – OPERATOR

22.
Although it can assume the operation in a direct manner, the CONTRACTOR can hire a third party to act as operator, provided that it evidences experience, suitability and financial soundness. In these cases, the appointment of a third party as operator requires the final approval of the ANH.

23.1.	When the CONTRACTOR is made up by two or more companies, it must be informed which one of them shall perform as operator.

23.2.	Whenever the Contract requires more than two different operators at the same time in this Contract, the prior approval of the ANH shall be required.

23.3.	When the operator decides to quit, it must so inform at least ninety (90) calendar days in advance.

23.4.
When the operator is a third party and it is brought to the knowledge of the ANH that it has assumed negligent conducts or conducts that are against the Oil Industry’s Good Practices regarding the performance of the obligation subject hereof, it shall so inform to the CONTRACTOR, who shall have a term of ninety (90) calendar days as of the date of the requirement to take the relevant corrective measures. If at the end of the aforementioned term the aforementioned conducts persist, the ANH shall demand that the CONTRACTOR changes the operator.

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CLAUSE 25 – RIGHT OF ASSIGNMENT

23.
Right: The CONTRACTOR is entitled, with the prior written approval of the ANH, to assign or transfer in whole or in part its interest, rights and obligations arising from this contract to another company, consortium or joint venture with the financial capacity, the technical competence, the professional capabilities and the legal capacity required to operate in Colombia.

24.1.
Procedure: For such purposes, the CONTRACTOR shall file a written application with the ANH, stating the essential elements of the negotiation, such as the name of the possible assignee, the information of its legal, financial, technical and operational capacity, the value of the rights and obligations to be assigned, the scope of the operation, etc, within sixty (60) business days after the receipt of the application submitted in a complete manner. The ANH shall exercise its discretional power to analyze the data furnished by the CONTRACTOR, after which it will make a decision, and it does not have the obligation to reason it. In the event that any of the companies that make the CONTRACTOR up is in proceedings for mergers, spin – offs, absorption or change of type of corporation it will suffice to serve timely notice to the ANH, without prejudice of the information that the Colombian authorities might require. The ANH reserves the right to evaluate the new conditions of the CONTRACTOR or of any of the companies that make it up, in terms of financial capacity, technical competence, professional capabilities and legal capacity required to perform and it can require the submission of guarantees.

Paragraph: When the assignments are made in favor of companies that control or direct the CONTRACTOR or any one of the companies that make up or direct the CONTRACTOR, or any of the companies that make it up or control the affiliates or subsidiaries thereof, or between companies that are part of the same economic group, of the ANH doe snot answer in the term established it shall be deemed that the relevant assignment has been authorized.

CLAUSE 26 – FORCE MAJEURE AND ACTS OF THIRD PARTIES

25.

25.1.
Suspension: The performance of the obligations hereunder shall be suspended during the whole time in which any of the parties cannot comply with them in whole or in part for reasons that constitute Force Majeure or Irresistible Acts of Third Parties. When any of the parties is affected by any of such circumstances, it shall inform the other within the next fifteen (15) Calendar Days, invoking this clause and delivering the appropriate justifications, specifying the causes that generate the impediment, the manner in which the performance of the relevant obligation is affected, the estimated term of suspension of the activities and any other information allowing to evidence the occurrence of the fact and its irresistibility.

25.2.
Acceptance: Within fifteen (15) calendar days after the date in which the notice is received, the non – affected Party shall answer, in writing accepting or otherwise the circumstance that releases the responsibility and such acceptance shall suspend the terms for the performance of the obligations

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affected. In this case, the suspension shall occur as of the moment of occurrence of the fact invoked as releasing of responsibility. If the non affected party does not answer within that term, the cause invoked shall be considered as accepted and the performance of the affected obligation shall be suspended. The suspension only interrupts the performance of the obligations affected.

25.3.
Cessation of the Suspension: The party affected by the cause that releases the responsibility shall resume the performance of the suspended obligations within one Month after the disappearance of the fact invoked. In this case, it shall inform the other party within the next fifteen (15) Calendar Days. The party obligated to the performance of the obligation shall use its best efforts to comply with it in the terms and conditions agreed upon by the Parties.

25.4.
Effects on the Terms: Whenever the suspension prevents the compliance with any of the Exploration operations contained in any of the phases of the Minimum Exploratory Program, or of the Subsequent Exploratory Program, and shall impediment lasts for more than two (2) consecutive months, the ANH shall replace the contractual term for a term equal to that of the impediment, without prejudice that the CONTRACTOR must extend the term of the existing guaranty or establish a new one in the terms of Clause 22.

CLAUSE 27 – RESOLUTION OF CONTROVERSIES AMONG THE PARTIES

26.
Executive Instance: Any difference or disagreement arising because of or pursuant to the contract shall be solved by the officials of the parties authorized for such purposes. If in a term of thirty (30) calendar days after the written notice the disagreement has not been solved, the issue shall be subject to the highest executive of each one of the Parties residing in Colombia, in order to seek a joint solution. If within thirty (30) calendar days from the date in which one of the parties asked the other to bring the difference before the aforementioned executives the parties reach an agreement or decision on such issue, the agreement or decision adopted shall be signed within fifteen (15) Calendar Days from the date in which the agreement was made.

26.1.
Expert Witnesses and Arbitration Stage: If the top executives do not reach an agreement in the aforementioned thirty – day (30) term, or if they do not sign the agreement or decision adopted within the aforementioned fifteen (15) days, any of the parties can resort to the mechanisms of sections 27.2.1, 27.2.2 and 27.2.4, as the case may be, as follows:

26.1.1.
Technical Expertise: If the disagreement refers to a technical issue, it shall be submitted to the decision of experts appointed as follows: one by each Party, and a third one by the two main experts and, if there is no agreement between them and upon request of any of the parties, said third expert shall be appointed by the Association of professionals of the subject matter of the controversy or related thereto, that serves as consultant body to the National Government and with its main seat of business in Bogota.

Once the experts have been appointed:

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a)
The experts shall issue their opinion in a term of thirty (30) days after their appointment. The experts shall determine the venue and term to receive information of the Parties. Upon request of the experts, the Parties can grant an extension of the original term.

b)	The parties shall furnish all the pertinent information that the experts may deem as necessary.

c)	The parties will determine and delimit the subject matters to be submitted to the experts.

d)	The costs and expenses of the experts shall be paid by the parties in equal parts.

e)	The opinion shall be produced by majority and it shall be binding for the parties with legal effects of Settlement.

26.1.2.
Accounting Expertise: If the disagreement is of an accounting nature, it shall be subject to the decision of experts, who must be certified public accountants appointed as follows: one by each Party, and a third one by the two main experts and, if there is no agreement between them and upon request of any of the parties, said third expert shall be appointed by the Central Accountancy Board of Bogotá. Once the experts have been appointed, the proceedings shall be as established in subparagraphs a) to e) of the preceding subsection.

26.1.3.	Controversy regarding the nature: In the event that the parties cannot agree if the difference is of a technical, accounting or legal nature, it shall be considered as a legal one.

26.1.4.
Arbitration: Any disagreement or controversy derived from or related to this Contract that is not a technical or accounting disagreement, shall be solved through arbitration. The Arbitration Board shall be made up by three (3) arbitrators appointed by the parties in agreement. If the parties do not agree on the appointment of the arbitrators, they shall be appointed by the Commercial Arbitration and Conciliation Center of the Chamber of Commerce of Bogotá D. C., upon request of any of the parties. Anyway, the arbitrators must have more than five (5) years demonstrable experience in issues of the oil and gas industry. The Board must apply the substantive laws of Colombia in force, and its decision shall be in law. The language of the arbitration shall be Spanish.

26.1.5.
Exclusion: Pursuant to the provisions of Clause 4 hereof (paragraph to Clause 4.3.2), the lack of agreement between the parties for the extension of the Exploitation Period of each Exploitation Area shall not lead to disagreement and it shall not be subject to the procedures set forth in this clause.

CLAUSE 28 – TERMINATION

27.	Termination Clauses: This Contract shall end and cease the CONTRACTOR part, in any of the cases enunciated below:

a)	Expiration of the term of the Exploration Period, when the CONTRACTOR has not made a Discovery.

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b)	Expiration of the term of the Exploitation Period. In these cases, the effects of the Contract will end respecting the Exploitation Area for which the Exploitation Period has ended.

c)	Resignation of the CONTRACTOR during the Exploration Period in the terms of Clause 4 (Section 4.12.1).

d)	Resignation of the CONTRACTOR at any time in the Exploitation Period

e)	At any time, by mutual consent of the Parties

f)	Declaration of CONTRACTOR’S Default

g)	The application of any of the Unilateral Termination cause set forth herein.

h)	The occurrence of any of the termination or forfeiture causes ordered by the Law.
In the cases of subparagraphs f), g) and h), the ANH shall enforce the guarantee subject of Clause 22, notwithstanding any remedy or action it can bring forth.

27.1.	Causes of Termination for Breach of Contract: Are causes of termination for breach of contract:

a)	To assign this contract, in whole or in part, without complying with the provisions of Clause 25;

b)	To suspend, without justification, the Exploration operations for more than six (6) continuous months within one same phase.

c)
To suspend, without justification, the Assessment and 7 or Exploitation Operations for a term of more than half the term of the Assessment Program in an Area of Assessment or for six (6) uninterrupted months in an Exploitation Area. In these cases, the effects of the contract regarding the Assessment or Exploitation Area in which the suspension of operations shall end.

d)	To take undue advantage from minerals and resources not included in the scope of this Contract.

e)
To omit, in the terms established and without justification, the delivery of technical information resulting from the Exploration, Assessment, Development or Production Operations, whose importance prevents the ANH from performing its duties.

f)	Failure to comply with the delivery of the Guarantees as per the provisions of clause 22 (Section 22.3).

27.2.
Procedure for the Declaration of Default: Faced with the occurrence of any of the causes of default, the ANH can end this Contract sixty (60) calendar days after making a written requirement from the Contractor, with the prior approval of the ANH’S Management Committee, indicating the cause invoked to make such representation, provided that the contractor has not filed satisfactory

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explanations with the ANH within twenty (20) business days after the date of receipt of the requirement, or if it has not fixed the breach in a term of sixty (60) days. If in the aforementioned twenty (20) – business day term the CONTRACTOR gives satisfactory explanations to the ANH and the remaining term to complete the sixty (60) – calendar day term is not enough to fulfill all pending obligations, the ANH can grant an additional term to allow said performance, and it can demand all necessary guarantees to back it. If at the end of that term the corrective measures have not yet been taken, the ANH shall declare the default and the end of this Contract. It is construed that the term contemplated in this section for the performance of the obligations pending is not an extension of the term agreed for the execution of the Minimum Exploratory Program of a current phase whatsoever, and it does not amend the terms of the subsequent phases of the Exploration Period.

27.3.	Causes of unilateral termination: The ANH, unilaterally, can declare the termination of this contract, at any, time, in the following cases:

a)	Because of the start of the CONTRACTOR’S liquidation proceedings, if it is a legal entity;

b)	For judicial seizure of the CONTRACTOR that seriously affects the performance of the Contract.
If the CONTRACTOR is made up by several legal entities and / or individuals, the causes in the preceding subparagraphs shall apply to the extent in which they seriously affect the performance of the Contract.

27.4.
Obligatory Clauses: The ANH shall declare the termination, forfeiture or obligatory liquidation of this Contract, faced with the occurrence of the causes ordered by order of the law, such as those included in Law 418 of 1997, successively extended and amended by Laws 548 of 1999 and 782 of 2000, or in Law 40 of 1993, or in those laws that replace or amend it.

27.5.
Subsequent Obligations: Once this contract ends for whatever reason and at whatever time, the Parties have the obligation to satisfactorily perform their mutual legal obligations as well as those before third parties and those contracted hereunder. This includes to assume the responsibility for resulting losses and damages when the contract has been unilaterally ended and for reasons attributable to the CONTRACTOR, including legal indemnifications and compensations.

CLAUSE 29 – ENVIRONMENT

28.
The CONTRACTOR shall take special interest in the protection of the environment and the compliance with the regulations applicable in these issues. Likewise, it shall adopt and execute specific contingency plans to serve the emergencies and repair the damages in the most efficient and opportune manner.

28.1.	The CONTRACTOR shall semiannually inform the ANH of the environmental aspects of the Operations it is performing, of the application of the preventive and contingency plans, and

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regarding the state of the proceedings done before the competent environmental authorities in terms of permits, authorizations, concessions and licenses, as the case may be.

28.2.
When any Exploration Operation or activity requires environmental permits, authorizations, concessions or licenses, the Contractor shall do them until such environmental permits, authorizations, concessions or licenses are granted.

28.3.
The CONTRACTOR cannot start Exploitation without the approval of the environmental impact studies and the issuance of the relevant environmental licenses or other requirements. Anyway, for the phase in which exploratory wells are to be drilled, the CONTRACTOR must start the pertinent activities for the environmental licensing no later than one month after the start of the respective phase, under pain of having the contract declared as breached.

28.4.	The failure to comply with any of these obligations is a cause for the termination for breach of contract in the terms of Clause 28 (Section 28.2 (g)) hereof.

CLAUSE 30 – ABANDONMENT

29.
Abandonment: Notwithstanding the provisions of Section 4.3.4 hereof, in all cases in which the devolution of areas takes place, both inland and offshore, the CONTRACTOR shall schedule and perform all Abandonment activities in conformity to the Colombian Laws and observing the Oil Industry’s Good Practices.

29.1.
Devolution of Exploration Areas and of Assessment Areas: No later than sixty (60) days after the date in which the Devolution of Exploration Areas or of Assessment Areas must tale place, the CONTRACTOR must carry an Abandonment Program out, to the satisfaction of the ANH and of all other competent authorities.

29.2.
In Exploitation Areas: The Exploitation Plan of each Exploitation Area shall include the relevant Abandonment Program. Likewise, in the updating of the Exploitation Plan mentioned in Section 9.4, the CONTRACTOR shall do all adjustment to the Abandonment Program as required.

29.3.	Abandonment Fund:

29.3.1.
Creation: At the end of the first Calendar Year of the Month in which the CONTRACTOR started commercial and regular production of Hydrocarbons in any Exploitation Area and as of that moment, the CONTRACTOR shall keep in its accounts a special record called Abandonment Fund and, to guaranty the availability of the financial funds required to complete the Abandonment Program mentioned in the preceding section, the CONTRACTOR shall open a trust fund, a banking guaranty or another instrument accepted by the ANH. In either case, the terms and conditions of the instrument agreed shall be determined by the parties within the year immediately before the date in which the Abandonment Fund must be established. If no agreement is reached, the CONTRACTOR shall anyway incorporate a banking guaranty in the terms of this clause.

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29.3.2.	Amount of the Abandonment Fund: The amount of the abandonment fund, at the end of each Calendar Year, shall be the one resulting from the application of the following formula:
AMA = (PAH + RIH)2 x CAB
Wherein:

AMA =	It is the value of the Abandonment Fund that the CONTRACTOR must record for each Exploitation Area at the end of every Calendar Year.

PAH =	It is the accumulated volume of hydrocarbons produced from each Exploitation Area from the beginning until the 31st of December of the year for which this calculation is made.

RIH =
Are the Hydrocarbons’ proven reserves of each Exploitation Area expressed in Barrels of Liquid Hydrocarbons according to the Exploitation Plan and its updates. This amount includes the cumulative production (PAH) plus the remaining proven reserves.

CAB =
It is the estimated updated cost of the Abandonment operations of each Exploitation Area. When talking of Annual Readjustments, the CAB shall be reduced in the amount of the Abandonment Costs already executed.

All the aforementioned calculations of production and reserves of hydrocarbons (PAH and RIH) shall be made in barrels of liquid hydrocarbons, for which the Parties agree that for the purposes of making the relevant conversion, fifty seven hundred (5.700) cubic feet of gas in Standard Conditions equal one (1) Barrel of Liquid Hydrocarbons.
The variables of the formula shall be annually revised and updated by the CONTRACTOR, based on the actual disbursements of the Abandonment Activities performed and the Hydrocarbons’ reserves and production volumes.
PARAGRAPH: For the purposes of this clause, it is construed as Proven Reserves the amount of Hydrocarbons that the CONTRACTOR, based on the geological and engineering analyses, estimates with a reasonable certainty that can be commercially retrieved as of a given date, based on the deposits known and according to economic conditions, operational methods and the regulatory framework prevailing at the time of calculation.

29.4.
The compliance with the obligations subject of this clause does not release the CONTRACTOR from its obligation to perform, at its own cost and risk, all abandonment Operations in each Exploitation Area.

CLAUSE 31 – CONTRACTUAL DOMICILE AND APPLICABLE LAW
For all the purposes of this Contract, the parties establish as domicile the city of Bogotá, D. C., Republic of Colombia. This contract is integrally governed by the laws of Colombia and the CONTRACTOR waives any diplomatic claim in everything regarding its rights and obligations hereunder, with the exception of refusal of justice. It shall be construed that there will not be refusal of justice when the CONTRACTOR has had access to all remedies and legal means available according to the laws of Colombia.

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CLAUSE 32 – SPOKESMANSHIP
Notwithstanding the legal rights of the CONTRACTOR derived from legal provisions or from the clauses of this Contract, the ANH shall be the appear on behalf of the CONTRACTOR before the Colombian authorities regarding the activities pursued by virtue of this Contract, whenever it must do so, and it shall give the officers and entities all data and reports that can be legally required. The CONTRACTOR has the obligation to prepare and supply to the ANH the relevant reports. The expenses incurred by the ANH to see to any issue as per this clause shall be on the CONTRACTOR’S charge, and, when such expenses exceed the sum of five thousand dollars of the United States of America (USD $ 5.000) or its equivalent in Colombian currency, the prior approval of the CONTRACTOR is required. The parties represent, for any third-party relationship, that the provisions of this clause or of any other clause hereof does not imply the granting of a General Power of Attorney or that the parties have created a civil or commercial partnership or any other relationship under which any of the Parties can be considered as joint and severally liable for the acts and omissions of the other party or to have the authority or the mandate to commit the other party in any obligation. This contract relates to activities within the territory of the Republic of Colombia.

CLAUSE 33 – PAYMENTS AND CURRENCY

30.

30.1.
Exchange Rate: Whenever it is required to convert Dollars of the United States of America into pesos, the representative market rate applicable shall be the one certified by the Banking Superintendence, or whichever entity that takes its place, for the date of payment.

30.2.
Late Payment Interest: If the payments that the CONTRACTOR must make to the ANH pursuant to this Contract are not made in the terms established, the CONTRACTOR shall pay the ANH Late Payment Interest at the maximum legal rate allowed.

CLAUSE 34 – TAXES
The CONTRACTOR submits to the Tax Laws of Colombia.

CLAUSE 35 – NOTICES AND COMMUNICATIONS

31.
ANH: Calle 37 No. 7 – 43, 5th Floor, Guadalupe Building, Bogotá, D. C., Colombia
CONTRACTOR: Diagonal 108 No. 7 – 54, Bogotá, D. C., Colombia

31.1.	Change: Any change in the person of the representative or of the domicile set forth above must be officially informed to the other party within five (5) days from the date in which it occurred.

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31.2.
Effectiveness: The communications between the parties related to this Contract are made upon receipt of the Party to which they were addressed, in the domiciles set forth above and in any case whenever delivered in the domicile for the legal service of notices registered with the Chamber of Commerce.

CLAUSE 36 – EXTERNAL COMMUNICATIONS
Whenever the CONTRACTOR requires to make public statements, announcements or communications regarding this Contract on data that can affect the normal development of this Contract the CONTRACTOR shall seek the prior written authorization of the ANH. Anyway, the external communications concerning Discoveries made, Discoveries declared commercial and volume of the reserves of Hydrocarbons, must be authorized by the ANH.

CLAUSE 37 – LANGUAGE
For all purposes and activities related hereto the official language of the contract is Spanish.

CLAUSE 38 – LEGALIZATION
This contract shall be legalized with the execution hereof by the Parties.

In witness hereof, it is signed at Bogotá, today, the twenty seventh (27th) day of June of year two thousand and five (2005) in two counterparts of the same text.

THE NATIONAL HYDROCARBONS AGENCY

{Signed, Illegible}
JOSE ARMANDO ZAMORA REYES
General Director

ARGOSY ENERGY INTERNATIONAL
{Signed, Illegible}
VICTOR HUGO FRANCO TAMAYO

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First Alternate to the Legal Representative

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

EXHIBIT A – CONTRACTED AREA
ATTACHMENT TO THE CONTRACT FOR THE EXPLORATION AND EXPLOITATION OF HYDROCARBONS OF THE “CHAZA” SECTOR

The total area comprised within the block described below is of thirty two thousand four hundred and seventy two (32.472) hectares and six thousand eight hundred and ninety three (6.893) square meters. The cartographic data was taken from the Political Map of Colombia, I. G. A. C. digital Archive, scale 1:1.500.000.

CHAZA’ BLOCK
The area of the polygon formed by the vertex listed below is of thirty two thousand four hundred and seventy two (32.472) hectares and six thousand eight hundred and ninety three (6.893) square meters and it is located between the municipal jurisdictions of Mocoa and Villagarzón in the Department of Putumayo, and Piamonte, in the Department of Cauca. The area is described below and, as appears in the map included as Attachment A that is integral part of this contract, as well as the relevant charts, the point of reference taken is the geodesic vertex “MANDUR - 1325” of the Agustin Codazzi Geographical Institute, the flat GAUSS coordinates with origin Bogota – MAGNA SIRGAS datum of which are: E –764.214,78 meters, which correspond to the geographic coordinates – MAGNA SIRGAS datum: Latitude 0° 49’ 23” 0.261 to the north of the Equator, Longitude 73° 11’ 55” 0.175” West of Greenwich.
Point A:
From this Vertex (MANDUR - 1325) proceed in a direction N 25° 29’ 2” 0.175 thousand W in a distance of 39949.54 meters until reaching point “A”, whose coordinates are N – 618590.307 meters, E – 747026,169 meters.
Point B:
From this point, proceed in a direction S 55º 10’ 55” 0.671 thousand W in a distance of 20127.852 meters until reaching Point “B”, whose coordinates are N – 607097.915 meters E – 730501.783 meters. The “A – B” line is adjacent, for its entire length, with the GUAYUYACO SECTOR operated by the company ARGOSY.
Point C:
From this point, proceed in a direction N 89º 56’ 542” 0.948 thousand W in a distance of 6005.233 meters until reaching Point “C”, whose coordinates are N – 607103.652 meters E – 724496.553 meters. The “B – C” line is adjacent, for its entire length, with the GUAYUYACO SECTOR operated by the company ARGOSY.
Point D:

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

From this point, proceed in a direction S 0º 3’ 11” 0.095 thousand W in a distance of 7006.279 meters until reaching Point “D”, whose coordinates are N – 600097.376 meters E – 724490.062 meters. The “C – D” line is adjacent, for its entire length, with the GUAYUYACO SECTOR operated by the company ARGOSY.
Point E:
From this point, proceed in a direction S 0º 26’ 11” 0.545 thousand W in a distance of 2001.839 meters until reaching Point “E”, whose coordinates are N – 598095.595 meters E – 724474.81 meters.
Point F:
From this point, proceed in a direction N 89º 56’ 58” 0.423 thousand W in a distance of 6514.763 meters until reaching Point “F”, whose coordinates are N – 598101.33 meters E – 717960.05 meters. The “E – F” line is adjacent, for its entire length, with the CHURUCO SECTOR operated by ECOPETROL S. A.
Point G:
From this point, proceed in a WESTERLY direction in a distance of 8454.12 meters until reaching Point “G”, whose coordinates are N – 598101.33 meters E – 79505.93 meters. The “F – G” line is adjacent, for its entire length, with the CHURUCO SECTOR operated by ECOPETROL S. A.
Point H
From this point, proceed in a direction N 0º 15’ 47” 0.085 thousand W in a distance of 15447.833 meters until reaching Point “H”, whose coordinates are N – 613549 meters E – 709435 meters.
Point I
From this point, proceed in a direction N 89º 53’ 48” 0.616 thousand E in a distance of 21105.034.833 meters until reaching Point “I” whose coordinates are N – 613587 meters E – 730540 meters.
From this point, proceed in a direction N 73° 7’ 3” 0.852 thousand W in a distance of 17228.6644 meters until reaching Point “A”, starting and closing point of the boundaries.

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

CALCULATION OF AREA, ROUTES, AND DISTANCES AS OF GAUSS COORDINATES
ORIGIN: BOGOTA
Data and Results’ Table for the CHAZA Sector
Jurisdiction of the municipalities of Mocoa and Villagarzón in the Department of Putumayo, and Piamonte, in the Department of Cauca

Point	North	East	Distance	Dif. North	Dif. East	Destination
Vert	582.527,62	764.214,78
			39.949.54	36.062.69	-17.188.61	N 25° 29’ 2”0.175 mol W
A	618.590,31	714.026,17
			20.127.85	-11.492.39	-16.524.39	S 55° 10’ 55” 0.671 thou W
B	607.097.92	730.501.78
			6.005.23	5.74	-6.005.23	N 89° 56’ 42” 0.948 thou W
C	607.103.65	724.496.55
			7.006.28	-7.006.28	-6.49	S 0.°3211”0.095 thou W
D	600.097.38	724.490.06
			2.001.84	-2.001.78	-15.25	S0.°26’ 11” 0.545 thou W
E	598.095.60	724.474.81
			6.514.76	5.73	-6.514.76	N 89° 56’58”0.423 thou W
F	598.101.33	717.960.05
			8.454.12	0.00	-8.451.12	WEST
G	598.101.33	709.505.93
			15.447.83	15.447.67	-70.93	N 0°15’ 47” 0.085 thou W
I	613.587.00	730.540.00
			17.228.66	5.003.31	16.486.17	N 73° 743” 0.852 thou E
A	618.590.31	747.026.17

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

EXHIBIT A

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

EXHIBIT B – MINIMUM EXPLORATORY PROGRAM
ATTACHMENT TO THE CONTRACT FOR THE EXPLORATION AND EXPLOITATION OF HYDROCARBONS OF THE “CHAZA” SECTOR

The CONTRACTOR undertakes to carry out, as a minimum, the following Exploratory Program:
Phase 1 (12 months)

▪	Acquisition, processing, and interpretation of 30 kilometers of 2D seismic.

▪	Reprocessing and interpretation of 2D seismic available (approx 250 km.)

▪	Post – mortem study of wells in the area

Phases 2 and 3 (15 months each)

▪	Drilling of one (1) exploratory well per phase

Phases 4 and 5 (12 months each)

▪	Drilling of one (1) exploratory well per phase

Phase 6 (6 months)

▪	Drilling of one (1) exploratory well

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EXHIBIT C – MODEL OF THE LETTER OF CREDIT
ATTACHMENT TO THE CONTRACT FOR THE EXPLORATION AND EXPLOITATION OF HYDROCARBONS OF THE “XXXX” SECTOR

LETTER OF CREDIT NUMBER:         _____________________________________
PLACE AND DATE OF ISSUE:        _____________________________________

END DATE:	[ ___ corresponds to the term of the relevant phase and three more months ____ ]

PAR VALUE:	____________ USD $ _________________

ISSUING BANK:	[ ___ NAME OF ISSUING BANK ____ ]

BENEFICIARY:	National Hydrocarbons’ Agency – ANH

ORDERING PARTY:	[ ___ Name of Company ___ ]
NAME OF CONTRACT:
We hereby inform you that, on the account and order of [ ___ Name of Company __ ], hereinafter the CONTRACTOR, we have issued this irrevocable standby letter of credit for the sum of money, in Colombian pesos resulting from the conversion using the representative market rate of the day in which we receive the notice of default set forth below for the sum of _______ dollars of the United States of America (USD $ ____) to secure the performance and correct application of some or all of the obligations in Phase ____ of the Exploration Period, which has a term of ____, and all other activities inherent to such obligations emanated from the _______ CONTRACT FOR THE EXPLORATION AND EXPLOITATION XXXXXXXXXXXX XXXXXXXXXXXX entered into by the CONTRACTOR and the ANH on the ______, hereinafter the CONTRACT.
It is understood that the liability of [ ____ Name of Issuing Bank ____ ] derived from this standby letter of credit is exclusively limited to the aforementioned sum of money in Colombian legal tender.
In the event of default by the CONTRACTOR of any or all of the obligations and other activities inherent to such obligations in its charge derived from the CONTRACT mentioned in the first paragraph of this standby letter of credit, hereinafter the SECURED OBLIGATIONS, the Beneficiary must report such default to [ ____ Name of Issuing Bank ____ ] in its offices of ______________, within the term of validity of this letter of credit. In the same date in which we receive the aforementioned communication, we will proceed to unconditionally pay to the order of the Beneficiary, the sums of money claimed by him against this letter of credit, without exceeding, in any case, the total secured amount.
If the aforementioned notice of default is not sent within the term of validity hereof, our responsibility derived from this letter of credit shall cease.

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

The communication in which [ ____ Name of Issuing Bank ____ ] is informed of the default of the SECURED OBLIGATIONS shall consist of a document, duly signed by the Legal Representative of the ANH or whoever takes its place, expressing the CONTRACTOR’S default of the SECURED OBLIGATIONS and requests the payment of this letter of credit. Said communication must quote the number of this letter of credit and the sum for which it is being used. Converted into Colombian legal tender at the representative market rate of the day in which the communication is sent to us, as per certification issued by the Banking Superintendence, or whatever entity takes its place for such purposes.
This document shall be governed by the “Uniform Rules and Uses regarding Documentary Credits” (Last Revision) published by the International Chamber of Commerce (ICC).

_______________________________________________________
Signature of the Legal Representative of the Issuing Bank

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CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

TABLE OF CONTENTS

CLAUSE 1 – DEFINITIONS    2
CLAUSE 2 - PURPOSE    6
CLAUSE 3 – CONTRACTED AREA    7
CLAUSE 4 – TERM AND PERIODS    8
CLAUSE 5 – MINIMUM EXPLORATORY PROGRAM    10
CLAUSE 6 - SUBSEQUENT EXPLORATORY PROGRAM    12
CLAUSE 7 – DISCOVERY AND ASSESSMENT    12
CLAUSE 8 – DECLARATION OF COMMERCIALITY    14
CLAUSE 9 – EXPLOITATION PLAN    15
CLAUSE 10 – EXPLOITATION WORKS PROGRAM    16
CLAUSE 11 – CONDUCTION OF THE OPERATIONS    17
CLAUSE 12 - ROYALTIES    18
CLAUSE 13 – MEASURING    19
CLAUSE 14 – AVAILABILITY OF THE PRODUCTION    19
CLAUSE 15 – NATURAL GAS    20
CLAUSE 16 – ANH’S CONTRACTUAL ECONOMIC RIGHTS    20
CLAUSE 17 – UNIFICATION    24
CLAUSE 18 – OWNERSHIP OF THE ASSETS    24
CLAUSE 19 – INFORMATION SUPPLY AND CONFIDENTIALITY    25
CLAUSE 20 – INSPECTION AND FOLLOW UP    26
CLAUSE 21 - INSURANCE    27
CLAUSE 22 - GUARANTEES    27
CLAUSE 23 – SUBCONTRACTORS, PERSONNEL AND TRANSFER OF TECHNOLOGY    28
CLAUSE 24 – OPERATOR    29
CLAUSE 25 – RIGHT OF ASSIGNMENT    30

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CLAUSE 26 – FORCE MAJEURE AND ACTS OF THIRD PARTIES    31
CLAUSE 27 – RESOLUTION OF CONTROVERSIES AMONG THE PARTIES    32
CLAUSE 28 – TERMINATION    33
CLAUSE 29 – ENVIRONMENT    35
CLAUSE 30 – ABANDONMENT    36
CLAUSE 31 – CONTRACTUAL DOMICILE AND APPLICABLE LAW    37
CLAUSE 32 – SPOKESMANSHIP    37
CLAUSE 33 – PAYMENTS AND CURRENCY    38
CLAUSE 34 – TAXES    38
CLAUSE 35 – NOTICES AND COMMUNICATIONS    38
CLAUSE 36 – EXTERNAL COMMUNICATIONS    39
CLAUSE 37 – LANGUAGE    39
CLAUSE 38 – LEGALIZATION    39
EXHIBIT A – CONTRACTED AREA    40
EXHIBIT B – MINIMUM EXPLORATORY PROGRAM    44
EXHIBIT C – MODEL OF THE LETTER OF CREDIT    45

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